Exhibit 99.1

Press Release
Acutus Medical Reports Second Quarter 2022 Financial Results

Carlsbad, Calif. – August 11, 2022 – Acutus Medical, Inc. (“Acutus” or the “Company”) (Nasdaq: AFIB), an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated, today reported results for the second quarter of 2022.
Recent Updates:
•Reported revenue of $4.1 million in the second quarter of 2022, compared to $3.7 million in the first quarter of 2022, and $4.7 million in the same quarter last year.
•Global mapping procedures volumes increased 20% from the same quarter last year.
•Completed first closing of the left-heart access portfolio sale to Medtronic, Inc. and debt refinancing to fund strategic growth priorities on June 30, 2022.

“Our teams continued to execute our strategy in the second quarter, as we intensify focus on utilization and procedure volume as the key drivers of our business,” said David Roman, President & CEO of Acutus. “We registered another quarter of record procedure volumes with year-over-year growth worldwide. Higher procedure volume was complemented by increased revenue share capture within our accounts, as electrophysiologists increase adoption of the Acutus product portfolio. In addition to positive trends in utilization, we made significant strides to strengthen our financial position, completing the first closing of our left-heart access portfolio sale to Medtronic, refinancing our debt, and implementing further cost reduction initiatives.”
Second Quarter 2022 Financial Results
Revenue was $4.1 million for the second quarter of 2022, compared to $4.7 million in the second quarter last year. This decrease of $0.6 million, or 13%, was primarily attributable to a decrease of $0.5 million in capital revenue and $0.2 million in disposable revenue as stocking orders for AcQMap installs declined with the decrease in new customer accounts. Gross margin was negative 138% for the three months ended June 30, 2022 and negative 59% for the three months ended June 30, 2021. This decrease in gross margin was primarily attributable to excess and obsolescence charges to inventory, recognition of manufacturing variances, and idle capacity on console manufacturing.
Excluding the net gain on the sale of our left-heart access portfolio of $43.6 million, operating expenses on a GAAP basis were $23.0 million for the second quarter of 2022, compared with $24.5 million in the same quarter last year. The decrease of $1.5 million was primarily attributable to a decrease of $2.7 million related to headcount related expenses, offset by a change in fair value of $1.2 million for the contingent consideration related to the acquisition of Rhythm Xience, Inc.

Net income on a GAAP basis was $5.7 million for the second quarter of 2022 and net income per share was $0.16 on a weighted average basic and diluted outstanding share count of 28.3 million, compared to a net loss of $28.7 million and a net loss per share of $1.02 on a weighted average basic and diluted outstanding share count of 28.2 million in the same period of the prior year. Excluding amortization of acquired intangibles, non-cash stock-based compensation expense, goodwill impairment, gain on sale of business, debt refinancing charges, restructuring charges, the employee retention credit benefit and changes in the fair value of contingent consideration, the Company’s non-GAAP net loss for the second quarter of 2022 was $26.2 million, or $0.93 per share, compared to a net loss of $25.0 million, or $0.89 per share in the same period of the prior year.

Total cash, cash equivalents, marketable securities and restricted cash was $93.1 million as of June 30, 2022.
Non-GAAP Financial Measures
This press release includes references to non-GAAP net loss and non-GAAP net loss per share, which are non-GAAP financial measures, to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important indicators of its operating performance because they exclude items that are primarily non-cash accounting line items unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as Acutus calculates them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. Non-GAAP net loss is defined as net income (loss) before income taxes,

Press Release
adjusted for stock-based compensation, amortization of acquisition-related intangibles, acquisition related costs, discontinued operations, asset/goodwill impairments, changes in the fair value of contingent consideration, restructuring charges, stock repurchases and other adjustments for non-operating items, such as gain on sale of business, debt financing charges, and employee retention credit benefits. To the extent such non-GAAP financial measures are used in the future, the Company expects to calculate them using a consistent method from period to period. A reconciliation of the most directly comparable GAAP financial measure to the non-GAAP financial measure has been provided under the heading “Reconciliation of GAAP Results to Non-GAAP Results” in the financial statement tables attached to this press release.
Webcast and Conference Call Information
Acutus will host a conference call to discuss the second quarter 2022 financial results after market close on Thursday, August 11, 2022 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. To access the live call via telephone, please register in advance using the link: https://register.vevent.com/register/BI91a149ee60de483ab484237f5ac7b27c. Upon registering, each participant will receive an email confirmation with dial-in numbers and a unique personal PIN that can be used to join the call. The live webinar of the call may be accessed by visiting the Events section of the Acutus investor relations website at ir.acutusmedical.com. A replay of the webinar will be available shortly after the conclusion of the call and will be archived on the company’s website.
About Acutus Medical, Inc.
Acutus is an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated. Acutus is committed to advancing the field of electrophysiology with a unique array of products and technologies which will enable more physicians to treat more patients more efficiently and effectively. Through internal product development, acquisitions and global partnerships, Acutus has established a global sales presence delivering a broad portfolio of highly differentiated electrophysiology products that provide its customers with a complete solution for catheter-based treatment of cardiac arrhythmias. Founded in 2011, Acutus is headquartered in Carlsbad, California.
Caution Regarding Forward-Looking Statements
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to continue to manage expenses and cash burn rate at sustainable levels, continued acceptance of its products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase the Company’s systems and the timing of such purchases, competitive factors, changes resulting from healthcare policy in the United States and globally, including changes in government reimbursement of procedures, dependence upon third-party vendors and distributors, timing of regulatory approvals, the impact of the coronavirus (COVID-19) pandemic and Acutus’ response to it, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Acutus undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:	Media Contact:
Caroline Corner	Levitate
Westwicke ICR	M: 260-408-5383
D: 415-202-5678	acutus@levitatenow.com
caroline.corner@westwicke.com

Press Release
Acutus Medical, Inc.
Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$46,567	$24,071
Marketable securities, short-term	42,400	76,702
Restricted cash, short-term	150	150
Accounts receivable	2,596	3,633
Inventory	15,307	16,408
Prepaid expenses and other current assets	9,030	5,326
Total current assets	116,050	126,290

Marketable securities, long-term	—	7,120
Restricted cash, long-term	4,000	—
Property and equipment, net	11,366	13,670
Right-of-use assets, net	4,191	4,521
Intangible assets, net	1,683	5,013
Goodwill	—	12,026
Other assets	1,040	1,152
Total assets	$138,330	$169,792

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,975	$7,519
Accrued liabilities	9,138	9,096
Contingent consideration, short-term	1,800	1,500
Operating lease liabilities, short-term	437	395
Warrant liability	3,379	—
Total current liabilities	22,729	18,510

Operating lease liabilities, long-term	4,346	4,591
Long-term debt	34,199	40,415
Contingent consideration, long-term	400	500
Other long-term liabilities	5	50
Total liabilities	61,679	64,066

Stockholders' equity
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	28	28
Additional paid-in capital	590,429	584,613
Accumulated deficit	(512,997)	(478,698)
Accumulated other comprehensive loss	(809)	(217)
Total stockholders' equity	76,651	105,726
Total liabilities and stockholders' equity	$138,330	$169,792

Press Release
Acutus Medical, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share amounts)	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenue	$4,076	$4,709	$7,757	$8,300

Costs and operating (income) expenses:
Cost of products sold	9,697	7,492	16,638	14,447
Research and development	7,935	9,174	15,938	18,544
Selling, general and administrative	14,143	15,601	28,528	31,853
Goodwill impairment	—	—	12,026	—
Restructuring	—	—	949	—
Change in fair value of contingent consideration	948	(258)	955	(1,411)
Gain on sale of business	(43,575)	—	(43,575)	—
Total costs and operating (income) expenses	(10,852)	32,009	31,459	63,433
Income (loss) from operations	14,928	(27,300)	(23,702)	(55,133)

Other income (expense):
Loss on debt extinguishment	(7,947)	—	(7,947)	—
Interest income	27	29	51	69
Interest expense	(1,290)	(1,456)	(2,701)	(2,844)
Total other expense, net	(9,210)	(1,427)	(10,597)	(2,775)
Income (loss) before income taxes	5,718	(28,727)	(34,299)	(57,908)
Income tax benefit	—	—	—	—
Net income (loss)	$5,718	$(28,727)	$(34,299)	$(57,908)

Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities	18	4	(39)	10
Foreign currency translation adjustment	(387)	92	(553)	(134)
Comprehensive income (loss)	$5,349	$(28,631)	$(34,891)	$(58,032)

Basic net income (loss) per common share	$0.16	$(1.02)	$(1.22)	$(2.06)
Diluted net income (loss) per common share	$0.16	$(1.02)	$(1.22)	$(2.06)

Basic weighted average shares outstanding	28,339,362	28,152,305	28,229,338	28,092,329
Diluted weighted average shares outstanding	28,349,429	28,152,305	28,229,338	28,092,329

Press Release
Acutus Medical, Inc.
Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(in thousands)	2022	2021
	(unaudited)
Cash flows from operating activities
Net loss	$(34,299)	$(57,908)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	3,145	2,747
AcQMap Systems converted to sales	110	—
Sales-type lease gain	(57)	—
Amortization of intangible assets	320	320
Stock-based compensation expense	5,613	6,686
Amortization of premiums and accretion of discounts on marketable securities, net	264	797
Amortization of debt issuance costs	641	672
Amortization of right-of-use assets	321	343
Goodwill impairment	12,026	—
Loss on debt extinguishment	7,947	—
Gain on sale of business	(43,575)	—
Change in fair value of contingent consideration	955	(1,411)
Changes in operating assets and liabilities:
Accounts receivable	1,037	(1,199)
Inventory	1,101	(1,705)
Prepaid expenses and other current assets	(3,592)	2,501
Other assets	223	(289)
Accounts payable	236	(2,727)
Accrued liabilities	(386)	1,600
Operating lease liabilities	(203)	(342)
Other long-term liabilities	(45)	—
Net cash used in operating activities	(48,218)	(49,915)

Cash flows from investing activities
Proceeds from sale of business	50,000	—
Direct costs paid related to sale of business	(2,488)	—
Purchases of available-for-sale marketable securities	—	(9,134)
Sales of available-for-sale marketable securities	13,099	4,590
Maturities of available-for-sale marketable securities	27,787	44,407
Purchases of property and equipment	(1,718)	(5,841)
Net cash provided by investing activities	86,680	34,022

Cash flows from financing activities
Repayment of debt	(44,550)	—
Penalty fees paid for early prepayment of debt	(1,074)	—
Borrowing under new debt	35,000	—
Payment of debt issuance costs	(624)	—
Payment of deferred offering costs	—	(10)
Payment of contingent consideration	(598)	(2,758)
Repurchase of common shares to pay employee withholding taxes	(45)	—
Proceeds from stock options exercises	66	619
Proceeds from employee stock purchase plan	182	—
Net cash used in financing activities	(11,643)	(2,149)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(323)	(65)
Net change in cash, cash equivalents and restricted cash	26,496	(18,107)
Cash, cash equivalents and restricted cash, at the beginning of the period	24,221	25,384
Cash, cash equivalents and restricted cash, at the end of the period	$50,717	$7,277

Press Release
Acutus Medical, Inc.
Reconciliation of GAAP Results to Non-GAAP Results
(Unaudited)

Three Months Ended June 30, 2022	Cost of products sold	Research and development	Selling, general and administrative	Income (loss) from operations	Other expenses, net	Net income (loss)	Net income allocated to common stockholders	Basic and diluted EPS
Reported	$9,697	$7,935	$14,143	$14,928	$(9,210)	$5,718	$4,521	$0.16
Amortization of acquired intangibles	(155)	—	(5)	160	—	160	160	0.01
Stock-based compensation	(225)	(554)	(1,802)	2,581	—	2,581	2,581	0.09
Change in fair value of contingent consideration	—	—	—	948	—	948	948	0.03
Gain on sale of business	—	—	—	(43,575)	—	(43,575)	(43,575)	(1.54)
Loss on debt extinguishment	—	—	—	—	7,947	7,947	7,947	0.28
Net income allocated to participating securities	—	—	—	—	—	—	1,197	0.04
Adjusted	$9,317	$7,381	$12,336	$(24,958)	$(1,263)	$(26,221)	$(26,221)	$(0.93)

Three Months Ended June 30, 2021	Cost of products sold	Research and development	Selling, general and administrative	Loss from operations	Other expenses, net	Net loss	Basic and diluted EPS
Reported	$7,492	$9,174	$15,601	$(27,300)	$(1,427)	$(28,727)	$(1.02)
Amortization of acquired intangibles	—	—	(160)	160	—	160	0.01
Stock-based compensation	(223)	(629)	(2,924)	3,776	—	3,776	0.13
Change in fair value of contingent consideration	—	—	—	(258)	—	(258)	(0.01)
Adjusted	$7,269	$8,545	$12,517	$(23,622)	$(1,427)	$(25,049)	$(0.89)

Press Release
Acutus Medical, Inc.
Key Business Metrics
Installed Base & Procedure Volumes

Our total installed base as of June 30, 2022 and 2021 are set forth in the table below:

	June 30,
	2022	2021
Key Business Metrics	(unaudited)
Installed base (1)	75	70

(1) Installed base includes AcQMap Systems.

Our total procedure volumes for the three and six months ended June 30, 2022 and 2021 is set forth in the table below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Key Business Metrics	(unaudited)		(unaudited)
Procedure volumes	481	401	948	768

Revenue
The following table sets forth the Company’s revenue for disposables, systems and service/other for the three and six months ended June 30, 2022 and 2021 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Disposables	$3,334	$3,509	$6,545	$5,852
Systems	346	799	346	1,768
Service/Other	396	401	866	680
Total revenue	$4,076	$4,709	$7,757	$8,300
The following table provides revenue by geographic location for the three and six months ended June 30, 2022 and 2021 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
United States	$2,037	$2,486	$4,060	$4,068
Outside the United States	2,039	2,223	3,697	4,232
Total revenue	$4,076	$4,709	$7,757	$8,300